EXHIBIT 4(c)

                       The Commonwealth of Massachusetts

                               Number      Shares
                                -0-          -0-

                            THE ALGER AMERICAN FUND
                       Alger American Balanced Portfolio

                           Par value $.001 per share

This Certifies that Specimen of ------- is the owner of -0- Shares in the Alger American Balanced Portfolio created by a Declaration of Trust dated ______________ and recorded with the Secretary of State of the Commonwealth of Massachusetts which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trust hereunto set their hands and have caused their seal to be affixed hereto this ______ day of _______ A.D. 19__.




--------------------                      ------------------------
President                                       Treasurer

FORM 368-259 H. & W. INC.

                                  Certificate
                                      FOR


                                   ISSUED TO

                             ---------------------


                                     DATED

                             ---------------------


For Value Received, _____________ hereby sell, assign and transfer unto ________________________ Shares of the Capital represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.

Dated ___________, 19__

In presence of

--------------------------             -------------------------


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.